Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-292864, 333-281318, 333-270921, 333-237040 and 333-217102) and Form S-8 (No. 333-287109, 333-279189, 333- 270910, 333-264718, 333-255614, 333-237933, 333-231331, 333-223622, 333-216590, and 333-210456) of Corvus Pharmaceuticals, Inc. of our report dated March 12, 2026 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California

March 12, 2026